EXHIBIT 5.1
                                                       TO REGISTRATION STATEMENT

                                 BRYAN CAVE LLP
                            TWO NORTH CENTRAL AVENUE
                                   SUITE 2200
                           PHOENIX, ARIZONA 85004-4066
                                 (602) 364-7000
                            FACSIMILE: (602) 364-7070


                                  April 9, 2002


Leucadia National Corporation-Arizona
315 Park Avenue South
New York, New York  10010


         Re:      Registration Statement on Form S-4
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Ladies and Gentlemen:

         We have acted as special Arizona counsel for Leucadia National Corporation-Arizona, an Arizona corporation (the "Company"), in connection with the issuance of up to 57,295,407 shares of Common Stock (the "Shares"), par value $1.00 per share, of the Company in connection with the merger of Leucadia National Corporation, a New York corporation ("Leucadia New York"), with and into the Company. This opinion also relates to any registration statement of the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act").

         In so acting and as a basis for the opinion hereinafter set forth, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of a draft Agreement and Plan of Merger (the "Merger Agreement") by and between Leucadia New York and the Company; the Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of the Shares pursuant to the Merger Agreement; the Articles of Incorporation of the Company, as amended; the Bylaws of the Company; consent resolutions of the Board of Directors and sole shareholder of the Company; and such other records, documents, instruments and agreements, and we have made such other inquiries, as we have deemed relevant and necessary for the opinion hereinafter set forth.

         In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. In addition, we have assumed the genuineness of all signatures, the due authorization, execution and delivery of all documents referred to herein by parties thereto and the due authority of all persons executing such documents. As to all other matters of fact material to this opinion, we have with your permission and without independent investigation, relied upon (x) drafts of certificates obtained from the officers and directors of the Company and (y) certificates obtained from public officials


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Leucadia National Corporation-Arizona
April 9, 2002
Page 2

of the State of Arizona and the State of New York. We have also assumed that all of the outstanding shares of common stock of Leucadia New York at the effective time of the merger pursuant to the Merger Agreement will have been duly authorized and will be validly issued, fully paid and nonassessable. We give no opinion with respect to whether any outstanding shares of common stock of Leucadia New York have been authorized, validly issued, fully paid or nonassessable.

         Based upon and subject to the foregoing, and assuming that the Merger Agreement has been duly authorized, executed, delivered and performed by Leucadia New York and the Company, and the merger between the Company and Leucadia New York pursuant to the Merger Agreement has become effective, we are of the opinion that the Shares to be issued by the Company pursuant to the Merger Agreement will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. This opinion may be incorporated by reference in a registration statement of the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, in which case the opinions expressed herein will apply to the additional shares registered thereunder.

                                Very truly yours,


                               /s/ Bryan Cave LLP
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                               BRYAN CAVE LLP